Exhibit 5.1

Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

May 28, 2004

Amkor Technology, Inc.
1345 Enterprise Drive
West Chester, Pennsylvania 19380

Re:	Amkor Technology Inc. – Exchange of $250,000,000 of its Outstanding 7 1/8% Senior Notes due March 15, 2011

Ladies and Gentlemen:

     We have acted as special counsel to Amkor Technology, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $250,000,000 in principal amount of its 7 1/8% Senior Notes due March 15, 2011 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 7 1/8% Senior Notes due March 15, 2011 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture, dated as of March 12, 2004 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association.

     In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement, dated as of March 12, 2004 (the “Registration Rights Agreement”), by and among the Company and the initial purchasers listed therein; (c) the Indenture; (d) specimens of the certificates representing the Exchange Notes, included as exhibits to the Indenture; and (e) the other documents delivered by or on behalf of the Company and the Trustee as of the date hereof in connection with the delivery of the Exchange Notes. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     We have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) that the Indenture is a legal and binding obligation of the Trustee and that the Exchange Notes will be duly authenticated by the Trustee; and (d) the legal capacity of natural persons. Insofar as our opinions set forth herein relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

     Members of our firm are admitted to the bar in the State of California and the State of New York, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the laws of the State of New York (but only with respect to our opinions as to the validity, binding effect and enforceability of the Exchange Notes) and the laws of the State of California, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL and DLLCA are based solely on a review of the official statutes of the State of Delaware.

     We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

     We express no opinion as to the applicability to the obligations of the Company (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or California Civil Code Section 3439, or any other provision of law, relating to fraudulent conveyances, transfers or obligations.

     To the extent relevant to the opinions set forth below, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is duly qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on rights under the Indenture of any statute, rule, regulation, or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion letter, or of the conduct of the parties following the closing of the contemplated transaction. In rendering this opinion letter, we assume no obligation to revise or supplement this opinion letter should the present laws of the jurisdictions mentioned herein be changed by any legislative action, judicial decision or otherwise.

     On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

/s/ WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation